UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Millstream Acquisition Corporation
(Name of Registrant as Specified In Its Charter)

NationsHealth Holdings, L.L.C.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MILLSTREAM ACQUISITION CORPORATION AND NATIONSHEALTH HOLDINGS, L.L.C.
SCHEDULE SPECIAL MEETING OF SHAREHOLDERS TO VOTE ON THE MERGER

Wayne, Pennsylvania and Sunrise, Florida, August 17 2004 — Millstream Acquisition Corporation (OTCBB: MSTM, MSTMW and MSTMU) and privately held NationsHealth Holdings, L.L.C. announced today that Millstream’s definitive proxy statement relating to the merger of Millstream and NationsHealth has been mailed to its shareholders and that a special meeting of Millstream’s shareholders has been scheduled to vote on the merger.  The meeting will take place at 10:00 am Eastern Time, on Monday, August 30, 2004 at Millstream’s corporate headquarters at 435 Devon Park Drive, Wayne, Pennsylvania.  Upon an affirmative vote by a majority of outstanding shares of Millstream common stock, the merger is expected to close on Tuesday, August 31, 2004, at which time Millstream will change its name to “NationsHealth, Inc.”  Closing is also conditioned on holders of less than 20% of the shares of Millstream’s common stock voting against the merger and electing to convert their Millstream shares into cash.

The combined company’s common stock, warrants and units are expected to be approved for listing on the Small Cap Market of The Nasdaq Stock Market under the symbols “NHRX”, “NHRXW” and “NHRXU”, respectively.

After the closing, the executives of NationsHealth Holdings, LLC will retain their positions at NationsHealth, Inc. Dr. Glenn Parker will continue as Chief Executive Officer, Tim Fairbanks as Chief Financial Officer, Robert Gregg as Chief Operating Officer and Lewis Stone as President and Chief Information Officer.  Arthur Spector, Chief Executive Officer of Millstream, will serve as NationsHealth’s non-executive Chairman of the Board of Directors.

NationsHealth provides medical products and prescription discount services to Medicare participants and other senior citizens. NationsHealth has sustained rapid growth since commencing present operations in June 2002. It provides home delivery of diabetes, respiratory and ostomy medical products, and also offers a discount prescription drug card already accepted at over 38,000 pharmacies nationwide. As of July 2004, NationsHealth has enrolled over 1.7 million members in its discount prescription drug card program.

Millstream, based in Wayne, Pennsylvania, was formed on April 11, 2003 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business with significant growth potential.  Millstream consummated its initial public offering on August 28, 2003, through the sale of 4.025 million units at $6.00 per unit.  Each unit was comprised of one share of Millstream common stock and two common stock purchase warrants.

Contact: Arthur Spector, Chairman & CEO 610-975-4909 Millstream Acquisition Corporation Glenn Parker, M.D., CEO 954-903-5021 NationsHealth Holdings, L.L.C.	Investor Relations Counsel The Equity Group Inc. Sarah Svindland 212-836-9611 Linda Latman 212-836-9609 www.theequitygroup.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Millstream, NationsHealth and their combined business after completion of the proposed acquisition.  Forward looking statements are statements that are not historical facts.  Such forward-looking statements, based upon the current beliefs and expectations of Millstream’s and NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Millstream stockholders to approve the merger agreement and the transactions contemplated thereby; the number and percentage of Millstream stockholders voting against the merger; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of medical products and pharmacy benefits; timing approval and market acceptance of new products introduction; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Millstream’s filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB for the period ended December 31, 2003.  The information set forth herein should be read in light of such risks.  Neither Millstream nor NationsHealth assume any obligation to update the information contained in this press release.

On August 13, 2004, Millstream filed with the Securities and Exchange Commission a definitive proxy statement regarding the proposed transaction referred to above.  Millstream stockholders are urged to read the definitive proxy statement regarding the proposed transaction because it contains important information.  The definitive proxy statement was first mailed on or around August 16, 2004 to Millstream stockholders seeking their approval of the proposed transaction. Millstream stockholders can obtain a free copy of the definitive proxy statement, as well as other filings containing information about Millstream and NationsHealth, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).  Copies of the definitive proxy statement can also be obtained, without charge, by directing a request to Millstream, 435 Devon Park Drive Building 400, Wayne, PA  19087.  The respective directors and executive officers of Millstream and NationsHealth and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding Millstream’s directors and executive officers is available in its Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement.